Zion Oil & Gas

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SUBSCRIPTION INSTRUCTIONS

In the sections below you should find most of the instructions you need to obtain and complete a subscription to purchase shares in the Zion Initial Public Offering. If you need further assistance, please don't hesitate to call 469-916-2993 or email our IPO project assistant.

Prospectus Tear-Out Sheet

The last page of the prospectus is a two-sided pre-perforated sheet of paper on which we have printed the subscription agreement. You may tear it from the prospectus and fill it out. If you make a mistake or rip the page, you can download a replacement according the section below, or you can call or email us according to the paragraph above and we will get you another copy by mail, email or fax.

Download the Subscription Agreement

If you have already read the prospectus, you can use this link to download the two-page subscription agreement, a PDF document that you can print and then fill out. Right click and "save" to print later from your Adobe Acrobat Reader or left click to bring the form up in your browser, from which you can print it right away. If you have trouble with the download, then use the email link above to request the subscription form.

View the Subscription Agreement Tutorial

Detailed explanation of each of the entries into the subscription agreement form are set forth on a separate web page which is a replica of the subscription agreement form. As you pass your mouse over each field to be filled in, a text box pops up with the description or explanation of that particular field. Click here to see the tutorial page in a separate window.

Acceptable Forms of Payment

  For residents of the United States:
    Personal check
    Bank cashier's check
    Bank wire transer
  For non-residents of the United States:
    U.S. Dollar check on a U.S. bank
    Bank wire transfer

Payee

Please make checks payable to: Zion Oil & Gas Escrow Account.

Wire Transfers

Wire transfers are made to:
Sterling Trust Company, Waco, TX
ABA Routing No. 312270418
Account No. 5037001517
Account: Zion Oil & Gas Escrow Account

Where to Send Subscription Agreement Forms and Checks

Subscription agreement forms (filled out and signed) all need to be sent to Network 1 at the address below, whether or not a check is attached or a wire transfer has been sent. If you are purchasing 1,000 shares or more you may contact us at the phone number or email link above and we will provide you with an account number to use to send the subscription agreement and check via FedEx, UPS or DHL courier service.

Network 1 Financial Securities, Inc.
Corporate Securities Department
2 Bridge Ave, Penthouse Suite
Red Bank NJ 07701
Phone 800-886-7007
Fax 732-758-6671

Return to IPO Main Page

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

No offer to sell or the solicitation of an offer to buy any of the securities shall be made, nor shall there be any sale of the securities, in any state in which in which such offer, solicitation or sale would be unlawful prior to the registration, qualification or exemption under the securities laws of such state. Any subscription to purchase securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance.

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